UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2012 (January 27, 2012)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2012, the board of directors of Inland American Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) promoted Jack Potts to the positions of treasurer and principal financial officer of the Company.  The Company’s business manager, Inland American Business Manager & Advisor, Inc. (the “Business Manager”), also promoted Mr. Potts to the position of chief financial officer, effective February 1, 2012. Mr. Potts previously served as our principal accounting officer and the chief accounting officer of our Business Manager, from September 2007 to January 2012. Prior to joining the Inland organization, from February 1998 to April 2007, Mr. Potts held various accounting and financial reporting positions with Equity Office Properties Trust, Inc., a then-publicly traded owner and manager of office properties (“Equity Office”).  Mr. Potts previously worked in the field of public accounting and was a manager in the real estate division for Ernst and Young LLP. He received a bachelor degree in accounting from Michigan State University in East Lansing. Mr. Potts is a certified public accountant.

On January 27, 2012, Lori J. Foust notified the Company of her decision to resign as our treasurer and principal financial officer.  Ms. Foust also resigned from all other officer positions with the Business Manager and its affiliates. Ms. Foust stated that she has no disagreements with management, and is resigning after working in the finance and real estate industry for over 25 years, to pursue other interests.  Ms. Foust has agreed to remain with the Business Manager to assist with the transition of her responsibilities for approximately sixty days.  The Business Manager and Ms. Foust are planning to enter into a consulting agreement.

To fill Mr. Potts’ former positions, our board of directors appointed Anna Fitzgerald to serve as our principal accounting officer on February 1, 2012.  The Business Manager likewise appointed Ms. Fitzgerald to serve as its chief accounting officer, effective February 1, 2012.  Ms. Fitzgerald, 36, joined the Business Manager in January 2011 as the vice president of accounting.  Prior to joining the Inland organization, she had worked as a consultant to the Company, from March 2008 to December 2010.  Ms. Fitzgerald was previously employed by Equity Office from October 1999 to February 2008, where she held various positions in accounting, financial reporting and treasury.  She received a bachelor degree in accounting and finance from Drake University in Des Moines, Iowa.  Ms. Fitzgerald is a certified public accountant.

The appointments of Mr. Potts and Ms. Fitzgerald were not made pursuant to any arrangement or understanding with any other person.  We do not separately compensate our executive officers, nor do we reimburse either our Business Manager or our property managers for any compensation paid to their employees who also serve as our executive officers, other than through the general fees we pay to them under the business management agreement or the property management agreements.  Neither Mr. Potts nor Ms. Fitzgerald has any direct or indirect material interests in any transaction with us or in any currently proposed transaction to which we are a party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	February 2, 2012	By:	/s/ Brenda G. Gujral
		Name:	Brenda G. Gujral
		Title	President

3